UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2021

Petco Health and Wellness Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entry into the First Lien Credit Agreement described below under under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” Petco Health and Wellness Company, Inc. (the “Company,” “we” or “our”) repaid in full all outstanding term loans under our amended term loan agreement, dated January 26, 2016. In connection with entry into the ABL Revolving Credit Agreement described below under under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” we terminated our $500 million amended revolving credit agreement, dated as of January 26, 2016.

Item 2.03.	Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Lien Credit Agreement

On March 4, 2021, we entered into a first lien credit agreement (the “First Lien Credit Agreement”) for a seven-year, secured, term loan credit facility with the lenders named in the First Lien Credit Agreement and Citibank, N.A., as administrative agent and collateral agent. Under the First Lien Credit Agreement, we borrowed $1,700 million of first lien term loans. Borrowings under the First Lien Credit Agreement amortize in equal quarterly installments in an amount equal to 0.25% per quarter of the principal amount.

Borrowings under the First Lien Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at our option, either a base rate or a London Inter-bank Offered Rate (“LIBOR”) rate. The applicable margin is 2.25% for base rate borrowings and 3.25% for LIBOR rate borrowings.

We may voluntarily prepay loans or reduce commitments under the First Lien Credit Agreement, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is six months after the date we entered into the First Lien Credit Agreement).

We will be required to prepay the term loans under the First Lien Credit Agreement with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios) and subject to certain reinvestment rights, 100% of the net cash proceeds of certain debt issuances and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios).

The First Lien Credit Agreement contains covenants that, among other things, limit our ability to: grant liens on our assets; enter into certain investments; incur indebtedness; consummate fundamental change transactions; dispose of our assets; make certain restricted payments; enter into certain transactions with affiliates; enter into certain restrictive agreements; make prepayments on and amendments to certain types of junior indebtedness; and make changes to our fiscal year. Each of these limitations are subject to various conditions.

All obligations under the First Lien Credit Agreement are guaranteed on a senior secured basis by our wholly owned domestic subsidiaries, subject to certain exceptions, and secured, subject to permitted liens and other exceptions, by a first-priority security interest in our fixed asset collateral and a second priority interest in our current asset collateral.

The First Lien Credit Agreement also contains certain affirmative covenants and events of default, including an event of default upon a change in control.

The foregoing description of the terms of the First Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Lien Credit Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

ABL Revolving Credit Agreement

On March 4, 2021, we entered into a revolving credit agreement (the “ABL Revolving Credit Agreement”) for a five-year, secured, asset-based revolving credit facility with the lenders named in the ABL Revolving Credit Agreement and Citibank, N.A., as administrative agent and collateral agent. The ABL Revolving Credit Agreement provides for non-amortizing revolving loans in an aggregate principal amount of up to $500 million, subject to a borrowing base consisting of, among other things, inventory and sales receivables (subject to certain reserves).

Borrowings under the ABL Revolving Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at our option, either a base rate or a LIBOR rate. The applicable margin is generally determined based on our average specified excess availability during the immediately preceding fiscal quarter as a percentage of the maximum borrowing amount under the facility, and is between 0.25% and 0.75% for base rate loans and between 1.25% and 1.75% for LIBOR loans. We will also be required to pay a commitment fee of between 0.25% and 0.375% in respect of the undrawn portion of the commitments, which is generally based on average daily usage of the facility during the immediately preceding fiscal quarter.

The ABL Revolving Credit Agreement contains covenants that, among other things, limit our ability to: grant liens on our assets, enter into certain investments, incur indebtedness, consummate fundamental change transactions, dispose of our assets, make certain restricted payments, enter into certain transactions with affiliates, enter into certain restrictive agreements, make prepayments on and amendments to certain types of junior indebtedness and make changes to our fiscal year. Each of these limitations are subject to various conditions. In addition, the ABL Revolving Credit Agreement requires us to maintain a minimum fixed charge coverage ratio of 1.0:1.0 if specified excess availability under the facility is less than the greater of 10% of the maximum borrowing amount and $31.25 million for a certain period of time.

All obligations under the ABL Revolving Credit Agreement are guaranteed on a senior secured basis by our wholly owned domestic subsidiaries, subject to certain exceptions, and secured, subject to permitted liens and other exceptions, by a perfected first-priority security interest our current asset collateral and second-priority interests in our fixed asset collateral.

The ABL Revolving Credit Agreement also contains certain affirmative covenants and events of default, including an event of default upon a change in control.

The foregoing description of the terms of the ABL Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Revolving Credit Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2021, the Company issued a press release announcing its entry into the First Lien Credit Agreement and the ABL Revolving Credit Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Lien Credit Agreement, dated March 4, 2021, by and among Petco Health and Wellness Company, Inc., the lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent

10.2	ABL Revolving Credit Agreement, dated March 4, 2021, by and among Petco Health and Wellness Company, Inc., the lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent

99.1	Press Release, dated March 5, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2021	Petco Health and Wellness Company, Inc.

	By:	/s/ Ilene Eskenazi
Ilene Eskenazi
Chief Legal Officer and Corporate Secretary